UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

November 22, 2013

____________________________

Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
5435 Balboa Boulevard, Suite 202 Encino, CA 91316 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on November 22, 2013. At the annual meeting, there were 17,121,298 shares of the Registrant’s common stock entitled to vote, and 15,653,344 (91.4%) were represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s shareholders for action at the annual meeting:

1. Proposal to elect five members of the Registrant’s Board of Directors.

Director	For	Withheld
Peter Derycz	11,174,886	6,444
Merrill McPeak	11,167,530	13,800
Scott Ogilvie	11,086,252	95,078
Janice Peterson	11,100,786	80,544
Gregory Suess	11,025,652	155,678

2. Proposal to ratify the appointment of Weinberg & Company, P.A. as the Company’s independent accountants for the year ending June 30, 2013.

For	Against	Abstain
15,622,241	-	31,103

3. Proposal to hold a non-binding advisory vote approving the following resolution endorsing the Registrant’s executive compensation: “RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company`s proxy statement for the Annual Meeting.”

For	Against	Abstain	Broker Non-Votes
10,298,304	752,726	130,300	4,472,014

4. Proposal to hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation at one, two or three years.

1 year	2 years	3 years	Abstain
11,035,415	6,144	105,793	33,978

The Registrant has determined to include a shareholder non-binding advisory vote on the compensation of its executives in its proxy materials on an annual basis.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Research Solutions, Inc.

Date: November 26, 2013	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer

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